UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

Chesapeake Utilities Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 734-6799

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On December 31, 2009, Chesapeake Utilities Corporation (the “Company”) entered into new employment agreements (each individually an “Agreement” and collectively, the “Agreements”) with the following executive officers: John R. Schimkaitis, Michael P. McMasters, Stephen C. Thompson, Beth W. Cooper and Joseph Cummiskey. The material terms of the Agreements are substantially similar except as provided below.

The Agreements supersede the previous employment agreements with the respective officers. Copies of the Agreements are being filed as Exhibits 10.1 through 10.5 to this report.

John R. Schimkaitis. The Agreement between Mr. Schimkaitis and the Company, which became effective on January 1, 2010, replaced a substantially similar three-year employment agreement that expired on that same day. Under the Agreement, Mr. Schimkaitis will continue to serve in the capacity of President and Chief Executive Officer of the Company. The initial term of the Agreement is three years, which automatically extends upon a “change-in-control,” as specifically defined in the Agreement, for the shorter of four years from the date of such change-in-control or until Mr. Schimkaitis attains the earliest age at which his compulsory retirement is permitted under the Age Discrimination in Employment Act of 1967. The Agreement also automatically renews for successive one-year terms unless either the Company or Mr. Schimkaitis notifies the other at least 30 days, but not more than 90 days, prior to the expiration date of the then current term that the Agreement will not be renewed.

Mr. Schimkaitis will be paid $401,700 per year as base compensation. The base compensation will be reviewed annually and may be increased or decreased from time to time provided that any decreases may be permitted only on a good faith basis and with reasonable justification. After a change-in-control, Mr. Schimkaitis’ base compensation will be increased annually based upon increases in the Consumer Price Index (“CPI”) from the CPI in the preceding calendar year, but in no event can his base compensation be decreased upon or after a change-in-control.

Mr. Schimkaitis shall be entitled to participate in all bonus, incentive compensation and performance-based compensation plans; all profit-sharing, savings and retirement benefit plans; all insurance, medical, health and welfare plans; all vacation and other employee fringe benefit plans; and other similar policies, plans or arrangements of the Company; all on a basis that is commensurate with his position and no less favorable than those generally applicable or made available to other executives of the Company. Mr. Schimkaitis shall be eligible, on an annual basis, for an incentive compensation award equal to 10,800 shares of the Company’s common stock under the Company’s Performance Incentive Plan, and for a minimum cash bonus award equal to 40% of his base compensation under the Company’s Cash Bonus Incentive Plan, in each case as granted or determined annually by the Company’s Board of Directors. Incentive awards under the Company’s bonus and incentive plans or any future arrangement established by the Company is subject to repayment by Mr. Schimkaitis if the award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate. The right of recovery of payments automatically terminates upon a change-in-control except with respect to any right of recovery that has been asserted prior to such change-in-control.

If the Company terminates Mr. Schimkaitis’ Agreement or elects to not renew the Agreement at the end of the initial term for any reason other than “cause” as defined in the Agreement or Mr. Schimkaitis’ death, Mr. Schimkaitis is entitled to receive, as severance compensation, payments of his then current monthly base compensation for one year after the termination date. If, after a change-in-control transaction, the Agreement is terminated without cause, which, after a change-in-control, includes a termination by Mr. Schimkaitis upon the occurrence of certain events as specified in the Agreement, Mr. Schimkaitis is entitled, in addition to the sum of all accrued but unpaid salary, bonus, vacation pay, expense reimbursements and other amounts due, to severance compensation comprised of: (i) his then current monthly base compensation, multiplied by 36, (ii) an amount equal to the present value of the additional benefits that would have been paid to Mr. Schimkaitis under the Company’s retirement plans if he had continued to be employed pursuant to the Agreement for the 36 month period after the termination date and such plans had continued without change from the date of the change-in-control, (iii) an amount equal to the aggregate of the Company’s contributions to the Company’s savings plan for Mr. Schimkaitis that were not vested at the end of the day preceding the termination date, but that would have been vested at the end of the 36 month period following the termination date if Mr. Schimkaitis had remained employed by the Company for such period, and (iv) an amount equal to the product of (a) the average of the annual aggregate benefits awarded under all bonus, incentive compensation or performance based compensation program(s) of the Company in which Mr. Schimkaitis was a participant in each of the three years preceding the calendar year in which the termination date occurred multiplied by (b) three. The severance payment is capped so that no excise tax would be levied to Mr. Schimkaitis nor would there be any loss of tax deductibility to the Company as a result of paying the severance payment.

The Agreement also contains covenants effective during the course of employment and upon the termination of the Agreement relating to confidentiality of information, non-solicitation of employees, non-solicitation of customers and other third parties, non-competition, post-termination cooperation, and non-disparagement. The non-solicitation and non-competition covenants shall remain effective for one year following termination of employment, unless, after a change-in-control, Mr. Schimkaitis resigns for reasons related to certain acts of the Company, in which event the covenants remain effective for fifteen months thereafter.

Michael P. McMasters. The Agreement between Mr. McMasters and the Company, which became effective on January 1, 2010, replaced a substantially similar three-year employment agreement that expired on that same day. Under the Agreement, Mr. McMasters will continue to serve in the capacity of Executive Vice President and Chief Operating Officer of the Company. The material terms of Mr. McMasters’ Agreement are substantially similar to those set forth above for Mr. Schimkaitis, except that Mr. McMasters: (i) will be paid $283,250 per year as base compensation, (ii) shall be eligible, on an annual basis, for an incentive compensation award equal to 5,760 shares of the Company’s common stock under the Company’s Performance Incentive Plan as granted annually by the Company’s Board of Directors, and (iii) shall be eligible, on an annual basis, for a minimum cash bonus award equal to 30% of his base compensation under the Company’s Cash Bonus Incentive Plan as determined annually by the Company’s Board of Directors.

Stephen C. Thompson. The Agreement between Mr. Thompson and the Company, which became effective on January 1, 2010, replaced a substantially similar three-year employment agreement that expired on that same day. Under the Agreement, Mr. Thompson will continue to serve in the capacity of Senior Vice President of the Company. The material terms of Mr. Thompson’s Agreement are substantially similar to those set forth above for Mr. Schimkaitis, except that Mr. Thompson: (i) will be paid $270,890 per year as base compensation, (ii) shall be eligible, on an annual basis, for an incentive compensation award equal to 4,000 shares of the Company’s common stock under the Company’s Performance Incentive Plan as granted annually by the Company’s Board of Directors, and (iii) shall be eligible, on an annual basis, for a minimum cash bonus award equal to 25% of his base compensation under the Company’s Cash Bonus Incentive Plan as determined annually by the Company’s Board of Directors.

Beth W. Cooper. The Agreement between Mrs. Cooper and the Company, which became effective on January 1, 2010, replaced a substantially similar three-year employment agreement that expired on that same day. Under the Agreement, Mrs. Cooper will continue to serve in the capacity of Senior Vice President and Chief Financial Officer of the Company. The material terms of Mrs. Cooper’s Agreement are substantially similar to those set forth above for Mr. Schimkaitis, except that upon a change-in-control, Mrs. Cooper’s Agreement will extend for the shorter of three years from the date of such change-in-control or until she attains the earliest age at which her compulsory retirement is permitted. In additional, under her Agreement Mrs. Cooper: (i) will be paid $185,400 per year as base compensation, (ii) shall be eligible, on an annual basis, for an incentive compensation award equal to 3,600 shares of the Company’s common stock under the Company’s Performance Incentive Plan as granted annually by the Company’s Board of Directors, (iii) shall be eligible, on an annual basis, for a minimum cash bonus award equal to 25% of her base compensation under the Company’s Cash Bonus Incentive Plan as determined annually by the Company’s Board of Directors. If the Company terminates Mrs. Cooper’s Agreement or elects to not renew the Agreement at the end of the initial term, for any reason other than “cause” as defined in the Agreement or Mrs. Cooper’s death, Mrs. Cooper is entitled to, as severance compensation, similar benefits specified above for Mr. Schimkaitis except that Mrs. Cooper would receive: (i) her then current monthly base compensation, adjusted annually by the CPI, multiplied by 24, (ii) an amount equal to the present value of the additional benefits that would have been paid to Mrs. Cooper under the Company’s retirement plans if she had continued to be employed for the 24 month period after the termination date, (iii) an amount equal to the aggregate of the Company’s contributions to the Company’s savings plan for Mrs. Cooper that would have been vested at the end of the 24 month period following the termination date, and (iv) an amount equal to the product of (a) the average of the annual aggregate benefits awarded under all bonus, incentive compensation or performance based compensation programs of the Company in which Mrs. Cooper was a participant in each of the three years preceding the calendar year in which the termination date occurred multiplied by (b) two.

Joseph Cummiskey. The Agreement between Mr. Cummiskey and the Company, which became effective on January 1, 2010, replaced a three-year employment agreement that expired on that same day. Under the Agreement, Mr. Cummiskey will serve in the capacity of Vice President of Unregulated Energy Operations. The material terms of Mr. Cummiskey’s Agreement are substantially similar to those set forth above for Mr. Schimkaitis, except that upon a change-in-control, Mr. Cummiskey’s Agreement will extend for the shorter of two years from the date of such change-in-control or until he attains the earliest age at which his compulsory retirement is permitted. In additional, under his Agreement, Mr. Cummiskey: (i) will be paid $160,000 per year as base compensation, (ii) shall be eligible, on an annual basis, for an incentive compensation award equal to 3,200 shares of the Company’s common stock under the Company’s Performance Incentive Plan as granted annually by the Company’s Board of Directors, (iii) shall be eligible, on an annual basis, for a minimum cash bonus award equal to 30% of his base compensation under the Company’s Cash Bonus Incentive Plan as determined annually by the Company’s Board of Directors. If the Company terminates Mr. Cummiskey’s Agreement or elects to not renew the Agreement at the end of the initial term, for any reason other than “cause” as defined in the Agreement or Mr. Cummiskey’s death, Mr. Cummiskey is entitled to, as severance compensation, similar benefits specified above for Mr. Schimkaitis except that Mr. Cummiskey would receive: (i) his then current monthly base compensation, adjusted annually by the CPI, multiplied by 24, (ii) an amount equal to the present value of the additional benefits that would have been paid to Mr. Cummiskey under the Company’s retirement plans if he had continued to be employed for the 24 month period after the termination date, (iii) an amount equal to the aggregate of the Company’s contributions to the Company’s savings plan for Mr. Cummiskey that would have been vested at the end of the 24 month period following the termination date, and (iv) an amount equal to the product of (a) the average of the annual aggregate benefits awarded under all bonus, incentive compensation or performance based compensation programs of the Company in which Mr. Cummiskey was a participant in each of the three years preceding the calendar year in which the termination date occurred multiplied by (b) two.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement dated December 31, 2009, by and between Chesapeake Utilities Corporation and John R. Schimkaitis
10.2	Executive Employment Agreement dated December 31, 2009, by and between Chesapeake Utilities Corporation and Michael P. McMasters
10.3	Executive Employment Agreement dated December 31, 2009, by and between Chesapeake Utilities Corporation and Stephen C. Thompson
10.4	Executive Employment Agreement dated December 31, 2009, by and between Chesapeake Utilities Corporation and Beth W. Cooper
10.5	Executive Employment Agreement dated December 31, 2009, by and between Chesapeake Utilities Corporation and Joseph Cummiskey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper

Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: January 7, 2010